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                                                                    Exhibit A-60

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                           JOF TRANSPORTATION COMPANY

I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the

Indiana business Corporation Law, as amended.


NOW, THEREFORE, I herby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence will begin December 08, 1989.

[Seal of the State of Indiana]

                                       In Witness Whereof, I have hereunto set
                                       my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Eight day of December, 1989.

                                       /s/ JOSEPH H. HOGSETT, Secretary of State